3rd Quarter Fiscal 2026 Earnings Presentation Exhibit 99.2

Safe-Harbor Statement © 2026 Lindsay Corporation This presentation contains forward-looking statements that are subject to risks and uncertainties, and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, financial results and planned financing. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Investors should understand that a number of factors could cause future economic and industry conditions and the Company’s actual financial condition and results of operations to differ materially from management’s beliefs expressed in the forward-looking statements contained in this presentation. These factors include those outlined in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, and investors are urged to review these factors when considering the forward-looking statements contained in this presentation. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional financial statement information, please see the Company’s earnings release dated July 2, 2026.

© 2026 Lindsay Corporation Key Highlights International irrigation project in the Middle East North Africa (MENA) region remains on schedule Infrastructure revenues increased 8 percent, supported by another consecutive quarter of road safety products growth Irrigation revenues decreased 7 percent as challenging market conditions in North America and Brazil persist Completed $25.2 million of share repurchases during the quarter, bringing total repurchases to $80.7 million for the fiscal year

Third Quarter Summary © 2026 Lindsay Corporation Revenues decreased $8.7 million, or 5 percent, compared to the prior year Irrigation decreased $10.7 million Infrastructure increased $2.0 million Operating income decreased $5.3 million, or 22 percent, compared to the prior year Diluted earnings per share decreased $0.25 per share, or 14 percent, compared to the prior year -5% -22% -14% Revenue Operating Income (with operating margin) Diluted EPS $ in millions, except per share amounts

Irrigation – Current Market Factors © 2026 Lindsay Corporation In February, the USDA estimated 2026 U.S. net farm income to be $153.4 billion, a decrease of 1 percent from 2025 U.S. net farm income of $154.5 billion The projected decrease is mainly driven by an expected decrease in cash receipts of 3 percent and is partially offset by an increase in government support payments In December 2025, $12.0 billion Farm Bridge Assistance Program announced $11.0 billion to support row crop farmers with payments beginning in the first calendar quarter of 2026 Through April, 87% of the funds were disbursed with row crop acres receiving the largest share of payments In May, China agreed to purchase $17.0 billion in U.S. agricultural products through 2028 in addition to existing soybean commitments The One Big Beautiful Bill Act was signed into law July 4, 2025 Extends provisions of the 2017 Tax Act, including accelerated depreciation of equipment purchases Extends key commodity support programs under the Farm Bill, which expired September 30, 2025 Demand for irrigation equipment in Brazil remains suppressed High interest rates and ongoing credit constraints remain as headwinds Commodity price pressure remains due to record harvests Pipeline of project opportunities in developing international markets continues to be robust, driven by secular megatrends of food security and water conservation

Irrigation Segment – Third Quarter Summary © 2026 Lindsay Corporation North America revenue of $61.3 million decreased 11 percent Lower unit sales volume due to high input costs and tempered farmer sentiment Higher average selling prices compared to the prior year Unit sales volume breakdown by category: Replacement 45%, Conversion 30%, Dryland 25% International revenue of $71.7 million decreased 4 percent Lower unit sales volume in Brazil due to low profitability and credit availability Favorable effects of foreign currency translation of $3.9 million Operating income of $20.3 million decreased 25 percent Lower unit sales volume Increases in input costs Impact of fixed cost deleverage Revenue -25% -7% Operating Income (with operating margin) 6 $ in millions

Infrastructure – Current Market Factors Infrastructure Investment and Jobs Act (IIJA) funding includes $110 billion in incremental federal funding for roads, bridges, and other transportation projects and runs through September 2026 Inflation on material prices and labor costs have offset some of the impact of incremental funding To date, 87 percent of the IIJA funds have been committed to the states, and 72 percent of the funds have been reimbursed to the states* The value of state and local government contract awards increased 8-12 percent year to date versus 2025 driven by bridges, tunnels and the rail sector* The Road Zipper ™ project pipeline continues to be actively managed, and project timing remains challenging to predict © 2026 Lindsay Corporation *Source: American Road and Transportation Builders Association

Infrastructure Segment – Third Quarter Summary © 2026 Lindsay Corporation Revenue of $27.7 million increased 8 percent Higher sales of road safety products compared to the prior year Road Zipper lease revenues comparable to prior year Road Zipper system project revenues below prior year Operating income of $5.4 million comparable to prior year The decrease in operation margin resulted from the mix impact of lower Road Zipper system project revenues compared to prior year Revenue NA Operating Income (with operating margin) +8% $ in millions

© 2026 Lindsay Corporation Ample Liquidity to Execute Capital Allocation Priorities $205M Available liquidity Current Liquidity 1.15x Gross Debt to EBITDA leverage Substantial Room to Add Leverage No Near-Term Debt Maturities $115M Total Debt 2030 Maturity

Capital Allocation Priorities © 2026 Lindsay Corporation Working capital to support sales growth New product development Capacity and productivity investments Align with strategic growth priorities Leverage or add to existing capabilities Deliver incremental return on invested capital Increase annual dividends Opportunistic share repurchase Support Growth and Profitability of Current Businesses Acquisitions Return Capital to Shareholders

Innovation Leadership: Addressing Global Megatrends © 2026 Lindsay Corporation Capitalizing on global megatrends Megatrends Innovation Leadership Innovative sustainable solutions for growers across the globe Mobilizing global populations safely and sustainably Food Security Water Scarcity Land Availability Aging Infrastructure Mobility Safety Increased Safety Standards

Strong Commitment to Sustainable Practices © 2026 Lindsay Corporation Our mission is to conserve natural resources, expand our world’s potential, and enhance the quality of life for people. Investing in sustainable technologies Striving for operational and environmental excellence A great place to work Supporting communities Operating with integrity

Appendix © 2026 Lindsay Corporation

U.S. Corn Prices Source: Trading Economics © 2026 Lindsay Corporation USD/BU

U.S. Soybean Prices © 2026 Lindsay Corporation USD/BU Source: Trading Economics

United States Drought Condition Source: US Drought Monitor, May 2025/2026 2025 2026 © 2026 Lindsay Corporation

Soybean Cash Price Index – Brazil Source:Cepea © 2026 Lindsay Corporation R$/bag

Brazil Central Bank Interest Rate Source: Trading Economics| Banco Central do Brasil Percent © 2026 Lindsay Corporation